BROWN & WOOD
One World Trade Center
New York, N.Y. 10048-0557
Telephone: 212-839-5300
Facsimile 212-839-5599




September 21, 1995



Merrill Lynch Multi-State
Limited Maturity Municipal
       Series Trust
P.O. Box 9011
Princeton, New Jersey  08543-9011

Dear Sir or Madam:

     This opinion is furnished in
connection with the notice (the
"Notice") to be filed by Merrill
Lynch Multi-State Limited Maturity
Municipal Series Trust, a
Massachusetts business trust (the
"Trust"), with the Securities and
Exchange Commission pursuant to
Rule 24f-2 under the Investment
Company Act of 1940, as amended.
The Notice is being filed to make
definite the registration under the
Securities Act of 1933, as amended,
of 5,441,139 shares of beneficial
interest, par value $0.10 per share,
of the Trust (the "Shares") which
were sold during the Trust's fiscal
year ended July 31, 1995.  The
Shares consist of 363,743 shares
of beneficial interest of Merrill
Lynch Arizona Limited Maturity
Municipal Bond Fund (the "Arizona
Fund"); 663,346 shares of
beneficial interest of Merrill Lynch
California Limited Maturity
Municipal Bond Fund (the
"California Fund"); 2,235,985
shares of beneficial interest of
Merrill Lynch Florida Limited


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Maturity Municipal Bond Fund
(the "Florida Fund"); 600,179
shares of beneficial interest of
Merrill Lynch New Jersey Limited
Maturity Municipal Bond Fund
(the "New Jersey Fund");
795,922 shares of beneficial
interest of Merrill Lynch New
York Limited Maturity Municipal
Bond Fund (the "New York
Fund"); 221,524 shares of
beneficial interest of Merrill Lynch
Pennsylvania Limited Maturity
Municipal Bond Fund (the
"Pennsylvania Fund"); 351,648
shares of beneficial interest of
Merrill Lynch Massachusetts
Limited Maturity Municipal Bond
Fund (the "Massachusetts Fund");
and 208,792 shares of beneficial
interest of Merrill Lynch Michigan
Limited Maturity Municipal Bond
Fund (the "Michigan Fund").
The Arizona, California, Florida,
New Jersey, New York,
Pennsylvania, Massachusetts
and Michigan Funds comprise
all of the series of the Trust
currently offering their shares to
the public.

     As counsel for the Trust, we
are familiar with the proceedings
taken by it in connection with the
authorization, issuance and sale
of the Shares.  In addition, we
have examined and are familiar
with the Declaration of Trust of
the Trust, the By-Laws of the
Trust and such other documents
as we have deemed relevant to
the matters referred to in this
opinion.

     Based upon the foregoing,
we are of the opinion that the
Shares were legally issued,
fully paid and non-assessable.

     In rendering this opinion, we
have relied as to matters of
Massachusetts law upon an
opinion of Bingham, Dana &
Gould, dated September 20,
1995, rendered to the Trust.


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     We hereby consent to the
filing of this opinion with the
Securities and Exchange
Commission as an attachment
to the Notice.

Very truly yours,